Exhibit 1


                              ACQUISITION AGREEMENT



                THIS AGREEMENT made this 1st day of March, 2000.


                B E T W E E N:

                                   CANADIAN OCCIDENTAL PETROLEUM LTD., a
                                   corporation governed by the laws of Canada,

                                   ("CanOxy")

                                   - and -

                                   OCCIDENTAL PETROLEUM CORPORATION, a
                                   corporation governed by the laws of the State of Delaware,

                                   ("Occidental")


                                   - and -


                                   ONTARIO TEACHERS' PENSION PLAN BOARD, a
                                   corporation without share capital governed by the laws of Ontario

                                   ("Teachers'")


         WHEREAS:

A.       CanOxy is a corporation governed by the Canada Business Corporations
Act;

B. The authorized capital of CanOxy consists of an unlimited number of common shares, of which approximately 138,293,572 common shares are outstanding;

C. OCI 1 and OCI 2, which are indirect, wholly-owned subsidiaries of Occidental, own, in the aggregate, 40,223,620 (approximately 29% of the outstanding) common shares of CanOxy;

D. Teachers' wishes to purchase from OCI 1, OCI 2 and, if applicable, OxyChem (Canada) an aggregate of 20,223,620 common shares of CanOxy; and

E. CanOxy wishes to purchase for cancellation from OCI 1 and, if applicable, OCI 2, an aggregate of 20,000,000 common shares of CanOxy.

         NOW THEREFORE in consideration of the mutual covenants set out in this agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree that:

1.       Definitions

         In this agreement, and any amendments hereto, the following terms shall have the following meanings:

         "Agency" means any domestic or foreign court or tribunal or government agency or other regulatory authority or administrative agency or commission or any elected or appointed public official.

         "business day" means any day other than Saturday, Sunday, a federal holiday in Canada or a day on which banks are not open for business in Toronto or Calgary.

         "CanOxy Disclosure Documents" means the CanOxy Annual Report on Form 10-K filed with the Ontario Securities Commission and the United States Securities and Exchange Commission in respect of the year ended December 31, 1998 and all audited and interim financial statements, reports to shareholders and other non-confidential reports and documents filed by CanOxy with the Ontario Securities Commission and the United States Securities and Exchange Commission from January 1, 1999 to the date of this agreement.

         "CanOxy Purchased Shares" means the 20,000,000 common shares of CanOxy to be purchased for cancellation by CanOxy, subject to the terms and conditions of this agreement.

         "Closing" means the closing of the transactions contemplated by this agreement occurring on the Closing Date.

         "Closing Date" means the business day following the approval referred to in ss.3.A(b) or such other date as may be mutually agreed by the parties, but in any event no later than May 16, 2000.

         "Confidentiality Agreement" means the confidentiality agreement between CanOxy and Teachers' dated February 18, 2000.

         "CPEL" means Canadian Petroleum Ecuador Limited, a Jersey corporation.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Law" means all laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Agency which are binding on a person.

         "OCC" means Occidental Chemical Corporation, a New York corporation.

         "OCI 1" means Occidental Chemical Investment (Canada) 1 Inc., a Delaware corporation owning 35,764,388 common shares of CanOxy.

         "OCI 2" means Occidental Chemical Investment (Canada) 2 Inc., a Delaware corporation owning 4,459,232 common shares of CanOxy.

         "OPSA" means Occidental Petroleum (South America), Inc., a Delaware corporation.

         "OxyChem (Canada)" means OxyChem (Canada), Inc., an Alberta corporation, owning limited partnership interests in CXY Chemicals Canada Limited Partnership, a limited partnership formed under the Laws of the Province of British Columbia.

         "person" means an individual, corporation, incorporated or unincorporated association, syndicate or organization, partnership, trust, trustee, executor, administrator or other legal representative.

         "Tax Act" means the Income Tax Act (Canada).

         "Teachers' Purchased Shares" means the 20,223,620 common shares of CanOxy to be purchased by Teachers', subject to the terms and conditions of this agreement.

2.       Purchase and Sale

A.       Purchase and Sale of the CanOxy Purchased Shares.

         Subject to the terms and conditions of this agreement, on the Closing Date and immediately prior to the purchase by Teachers' of the Teachers' Purchased Shares pursuant to ss.2.B Occidental shall cause OCI 1 and, if notified by Occidental not less than 5 business days prior to the Closing Date, OCI 2, to sell to CanOxy the CanOxy Purchased Shares free and clear of all liens, charges, encumbrances and rights of others and CanOxy shall purchase for cancellation the CanOxy Purchased Shares from OCI 1 and, if applicable, OCI 2. The consideration to be paid by CanOxy for the CanOxy Purchased Shares shall be $29.61 per share, which shall be paid by wire transfer to an account to be specified in writing by Occidental at least one business day prior to the Closing Date upon delivery by Occidental to CanOxy of certificates evidencing the CanOxy Purchased Shares, duly endorsed in blank for transfer. In no event shall CanOxy have any obligation to purchase the CanOxy Purchased Shares unless Teachers' and Occidental have taken all steps necessary to effect the purchase and sale of the Teachers' Purchased Shares pursuant to ss.2.B immediately after the purchase and sale pursuant to this ss.2.A. CanOxy shall withhold, and remit in accordance with Part XIII of the Tax Act and the Canada/United States Tax Convention, all applicable withholdings in respect of the dividend deemed to be paid by CanOxy on the disposition of the CanOxy Purchased Shares. If the Canada Customs and Revenue Agency should later determine that a different amount should have been withheld and remitted and requires the payment of additional amounts by (or rebates a portion of the amounts paid to) CanOxy, Occidental and CanOxy, as the case may be, shall make such payments as are necessary to reflect the additional payment or rebate.

B.       Purchase and Sale of Teachers' Purchased Shares.

         Subject to the terms and conditions of this agreement, on the Closing Date and immediately after the purchase by CanOxy of the CanOxy Purchased Shares pursuant to ss.2.A, Occidental shall cause OCI 1, OCI 2 and OxyChem (Canada), as the case may be, to sell to Teachers' the Teachers' Purchased Shares free and clear from all liens, charges, encumbrances and rights of others and Teachers' shall purchase the Teachers' Purchased Shares from OCI 1, OCI 2 and OxyChem (Canada), as the case may be. The consideration to be paid by Teachers' for the Teachers' Purchased Shares shall be $29.61 per share, which shall be paid by wire transfer to an account to be specified in writing by Occidental at least one business day prior to the Closing Date upon delivery by Occidental to Teachers' of one or more share certificates evidencing the Teachers' Purchased Shares duly endorsed for transfer to a person or persons designated by Teachers' in writing prior to the Closing Date. CanOxy shall immediately thereafter cause its transfer agent to issue one or more share certificates registered in the name of such person or persons designated by Teachers', representing the Teachers' Purchased Shares.

C.       Distributions.

         Concurrently with the delivery of the certificates referred to in ss.2.A and B, Occidental shall cause OCI 1, OCI 2 and OxyChem (Canada), as the case may be, to deliver to CanOxy and Teachers', as the case may be, all right, title and interest they may have in and to any and all securities, rights, warrants or other interests or amounts accrued, declared, paid, issued, transferred, made or distributed on or in respect of the CanOxy Purchased Shares and the Teachers' Purchased Shares, respectively, on or after February 16, 2000.

D.       Exchange of Properties.

    (a)  On the Closing Date, Occidental shall:

            (i) effective February 1, 2000, cause OxyChem (Canada) to transfer free and clear from all liens, charges, encumbrances or rights of others all of its right, title and interest in CXY Chemicals Canada Limited Partnership, a British Columbia limited partnership, to an entity designated by CanOxy for value as agreed between Occidental and CanOxy; and

            (ii) effective January 1, 2000, cause OCC to transfer free and clear from all liens, charges, encumbrances or rights of others, all of its right, title and interest in CXY Chemicals U.S.A., a Delaware general partnership, to an entity designated by CanOxy for value as agreed between Occidental and CanOxy.

    (b) On the Closing Date, CanOxy, as duly authorized agent of CPEL, will take such steps as are necessary to transfer effective January 1, 2000 free and clear from all liens, charges, encumbrances or rights of others, all of its right, title and interest in and to 150 shares of Class B Common Stock, $1.00 par value per share, of OPSA to an entity designated by Occidental for value as agreed between Occidental and CanOxy.

    (c) No adjustments shall be made in connection with the transfer of interests and shares described in this ss.0 except those certain advanced dividends relating to the OPSA shares made subsequent to January 1, 2000.

    (d) The respective obligations of CanOxy and Occidental to complete the transfers contemplated by ss.2.D(a) and (b) above (the "Asset Swap") shall be subject to the fulfilment, or the waiver by each of them, at or prior to the Closing Date of the condition that any applicable waiting periods under the HSR Act shall have expired or been earlier terminated.

    (e) Each of CanOxy and Occidental shall promptly prepare and submit all necessary applications, notices and other documents required to be filed by and in connection with the transactions contemplated by ss.2.D(a)(ii) above pursuant to the HSR Act and shall promptly file such additional information as may be properly requested pursuant to the HSR Act and take such other reasonable action as may be required to terminate the waiting period under the HSR Act.

    (f) If the applicable waiting period under the HSR Act has not expired or been earlier terminated by the Closing Date, the parties shall complete the transactions contemplated by ss.2.A, B and C above in accordance with the terms of the agreement and shall defer completion of the Asset Swap until such time as such applicable waiting periods have expired or been earlier terminated. Prior to December 31, 2000 each of Occidental and CanOxy shall use their reasonable commercial efforts to complete the Asset Swap but if it has not been completed by December 31, 2000 then the obligations of CanOxy and Occidental hereunder with respect to the Asset Swap shall terminate.

    (g) Each entity designated by CanOxy or Occidental, as the case may be, shall itself be solely responsible for any transfer tax applicable in respect of such entity in relation to the transactions contemplated by this ss.2.D and, for greater certainty, the applicable purchase price is exclusive of any such taxes. Under no circumstances shall Teachers' be responsible for any such taxes.

E.       Time and Place of Closing.

         Closing shall take place at 8:00 am on the Closing Date at the offices of Blake, Cassels & Graydon LLP, Calgary, or at such time and place as the parties may agree.

3.       Conditions to this Agreement

A.       Mutual Conditions.

         The respective obligations of CanOxy, Occidental and Teachers' to complete the transactions contemplated by this agreement shall be subject to the fulfilment, or the waiver by each of them, of the following conditions on or prior to the Closing Date:

    (a) no judgment or order shall have been issued by any of the Agencies, no action, suit or proceedings shall have been threatened or taken by any of the Agencies, and no Law shall have been proposed, enacted, or promulgated or applied, to cease trade, enjoin, or prohibit the completion of the transactions contemplated in this agreement; and

    (b) CanOxy shall have received discretionary relief from the Alberta Securities Commission such that the purchase by CanOxy of the CanOxy Purchased Shares shall not be subject to the issuer bid requirements of the Securities Act (Alberta), and the acquisition by CanOxy of the CanOxy Purchased Shares and, if necessary, the transfers referred to in ss.2.D shall have been approved by a majority of the votes cast by holders of common shares of CanOxy (disregarding any votes cast by Teachers' and Occidental) at the Annual and Special Meeting of CanOxy to be held on or before May 15, 2000.

B.       Conditions in Favour of CanOxy.

         The obligations of CanOxy to complete the transactions contemplated by this agreement shall be subject to the fulfilment, or the waiver by CanOxy, of the following conditions at or prior to the Closing Date, each of which is for the exclusive benefit of CanOxy and may be waived by CanOxy at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have:

    (a) neither Teachers' nor Occidental shall have failed to perform or comply with any of the material obligations, covenants and agreements to be performed by it under this agreement on or prior to the Closing Date;

    (b) the representations and warranties of Teachers' and Occidental, respectively, set forth in this agreement shall be true and correct in all material respects on and as of the Closing Date (as if made on and as of that date);

    (c) Dr. Ray Irani and Dr. Dale Laurance shall have resigned as directors of CanOxy; and

    (d) CanOxy shall have received a certificate from each of Occidental and Teachers', in each case signed by two senior officers and dated the Closing Date, to the effect that, to the best of the knowledge, information and belief of each such officer (without personal liability), each of the foregoing conditions (as it relates to Occidental or Teachers', as the case may be) has been fulfilled.

C.       Conditions in Favour of Occidental

         The obligations of Occidental to complete the transactions contemplated by this agreement shall be subject to the fulfilment, or the waiver by Occidental, of the following conditions at or prior to the Closing Date, each of which is for the exclusive benefit of Occidental and may be waived by Occidental at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have:

    (a) neither Teachers' nor CanOxy shall have failed to perform or comply with any of the material obligations, covenants and agreements to be performed by it under this agreement on or prior to the Closing Date;

    (b) the representations and warranties of Teachers' and CanOxy, respectively, set forth in this agreement shall be true and correct in all material respects on and as of the Closing Date (as if made on and as of that date, except the representations and warranties provided in ss.4.A(d) and (f), which are given as of the date of this agreement and shall have been true and correct on and as of that date); and

    (c) Occidental shall have received a certificate from each of CanOxy and Teachers', in each case signed by two senior officers and dated the Closing Date, to the effect that, to the best of the knowledge, information and belief of each such officer (without personal liability), each of the foregoing conditions (as it relates to CanOxy or Teachers', as the case may be) has been fulfilled.

D.       Conditions in Favour of Teachers'.

         The obligations of Teachers' to complete the transactions contemplated by this agreement shall be subject to the fulfilment, or the waiver by Teachers', of the conditions at or prior to the Closing Date, each of which is for the exclusive benefit of Teachers' and may be waived by Teachers' at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have:

    (a) neither Occidental nor CanOxy shall have failed to perform or comply with any of the material obligations, covenants and agreements to be performed by it under this agreement on or prior to the Closing Date;

    (b) the representations and warranties of Occidental and CanOxy set forth in this agreement shall be true and correct in all material respects on and as of the Closing Date (as if made on and as of that date, except the representations and warranties provided in ss.4.A(d) and (f), which are given as of the date of this agreement and shall have been true and correct on and as of that date);

    (c) no changes shall have occurred in the share capital of CanOxy that would cause the 2,234,798 common shares of CanOxy currently held by Teachers' together with the 1,500 common shares that Teachers' is entitled to acquire pursuant to options that it currently holds and the Teachers' Purchased Shares to represent 20% or more than the outstanding common shares of CanOxy, after giving effect to the purchase and cancellation by CanOxy of the CanOxy Purchased Shares;

    (d) Dr. Ray Irani and Dr. Dale Laurance shall have resigned as directors of CanOxy; and

    (e) Teachers' shall have received a certificate from each of Occidental and CanOxy, in each case signed by two senior officers and dated the Closing Date, to the effect that, to the best of the knowledge, information and belief of each such officer (without personal liability), each of the foregoing conditions (as it relates to Occidental or CanOxy, as the case may be) has been fulfilled.

E.       Satisfaction, Waiver and Release of Conditions.

         The conditions provided for in this ss.3 shall be deemed conclusively to have been satisfied, waived or released on the Closing of the purchases and sales pursuant to ss.2.

4.       Representations and Warranties

A.       Representations and Warranties of CanOxy.

         CanOxy represents and warrants to Occidental and Teachers' that:

    (a)  Organization and Qualification.

            (i) CanOxy is a corporation validly existing under the Canada Business Corporations Act and has full corporate power and authority to own its own property and conduct its businesses as currently owned and conducted.

            (ii) CPEL is a corporation validly existing under the Laws of Jersey and has full power and authority to own its own property and conduct its businesses as currently owned and conducted.

    (b) Capitalization. The authorized capital of CanOxy consists of an unlimited number of common shares, of which approximately 138,293,572 shares are issued and outstanding. Except for the rights of persons created pursuant to this agreement, CanOxy's stock option plan, CanOxy's dividend reinvestment plan or as disclosed in the CanOxy Disclosure Documents, there are no options, warrants, conversion privileges, calls or other rights, agreements, arrangements, commitments or obligations of CanOxy to issue, sell or acquire any CanOxy common shares or securities or obligations of any kind convertible into or exchangeable for any CanOxy common shares, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of CanOxy.

    (c) Authority Relative to this Agreement. CanOxy has the requisite corporate power and authority to enter into this agreement and to perform CanOxy's obligations under this agreement for itself, and as agent for CPEL. The execution and delivery of this agreement by and the completion by CanOxy for itself, and as agent for CPEL, of the transactions contemplated by this agreement have been duly authorized by the boards of directors of CanOxy and CPEL and no other proceedings on the part of CanOxy or CPEL are necessary to authorize this agreement and the transactions contemplated hereby, other than receiving the approval set out in ss.3.A(b). This agreement has been duly executed and delivered by CanOxy and constitutes a valid and binding obligation of CanOxy, enforceable by Occidental and Teachers' against CanOxy in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally. The execution and delivery by CanOxy of this agreement and the performance by each of CanOxy and CPEL of the obligations of CanOxy hereunder will not result in a violation or breach of any provision of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of or under:

            (i) the constitutional documents (including articles or other organization documents or by-laws) of CanOxy or CPEL;

            (ii)   any applicable Law; or

            (iii) any agreement, arrangement or understanding to which CanOxy or CPEL is a party or by which either of them or their properties is bound or affected.

    (d) Financial Statements and Disclosure Documents. The audited financial statements of CanOxy prepared on a consolidated basis for and as at the year ended December 31, 1998 and the unaudited interim financial statements of CanOxy prepared on a consolidated basis for and as at the periods ended March 31, 1999, June 30, 1999 and September 30, 1999 have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial position of CanOxy as at the respective dates thereof and consolidated results of their operations and cash flows for the periods indicated therein. The CanOxy Disclosure Documents include all the documents that CanOxy was required to file with the Ontario Securities Commission or the United States Securities and Exchange Commission on or after December 31, 1998. As of their respective dates, none of the CanOxy Disclosure Documents or the draft Form 10-K provided by CanOxy to Teachers' (including all exhibits and schedules to those documents and documents incorporated by reference) contained any untrue statement of fact or omitted to state a fact in either case material to CanOxy and which was required to be stated therein or was necessary in order to make the statements contained therein with respect to CanOxy, in light of the circumstances under which they were made, not misleading, and each of those documents was in compliance in all respects material to CanOxy with applicable Laws.

    (e) Ownership of Shares of Occidental Petroleum (South America), Inc. CPEL is the legal and beneficial owner of the Class B shares of OPSA, free and clear of any liens, charges, encumbrances or rights of others (other than the rights of Occidental under this agreement). CPEL is an indirect wholly-owned subsidiary of CanOxy. There is no contract, option or other right of another Person binding upon or which at any time in the future may become binding upon CanOxy or CPEL in relation to the shares of OPSA (other than the rights of Occidental under this agreement). The shares of OPSA are not "taxable Canadian property" for purposes of the Tax Act.

    (f) Absence of Certain Changes or Events. From December 31, 1998 to the date of this agreement, except as disclosed in the CanOxy Disclosure
         Documents:

            (i) none of CanOxy or its subsidiaries has declared or made any distributions (in cash, securities or other property) to securityholders (other than dividends declared and paid by CanOxy in accordance with established dividend policy) or entered into any agreement, disposed of any their assets or incurred any indebtedness which, either individually or in the aggregate, is materially adverse to CanOxy and its subsidiaries, taken as a whole, other than in the ordinary course of business;

            (ii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) that is materially adverse to CanOxy and its subsidiaries, taken as a whole, has been incurred other than in the ordinary course of business; and

            (iii) there has not been any change that, individually or in the aggregate, is or has been materially adverse to CanOxy and its subsidiaries, taken as a whole (including any decision to implement such a change made by a board of directors or senior management of a company who believe that confirmation of the decision by the relevant board of directors is probable).

B.       Representations and Warranties of Occidental.

         Occidental represents and warrants to CanOxy and Teachers' that:

(a)      Organization and Qualification.

            (i) Occidental is a corporation validly existing under the Laws of the State of Delaware and has full power and authority to own its property and conduct its businesses as currently owned and conducted.

            (ii) OCI 1 is a corporation validly existing under the Laws of the State of Delaware and has full power and authority to own its property and conduct its businesses as currently owned and conducted.

            (iii) OCI 2 is a corporation validly existing under the Laws of the State of Delaware and has full power and authority to own its property and conduct its businesses as currently owned and conducted.

            (iv) OCC is a corporation validly existing under the Laws of the State of New York and has full power and authority to own its property and conduct its businesses as currently owned and conducted.

            (v) OxyChem (Canada) is a corporation validly existing under the Laws of Alberta and has full power and authority to own its property and conduct its businesses as currently owned and conducted. OxyChem (Canada) is not a non-resident for purposes of the Tax Act.

    (b) Authority Relative to this Agreement. Occidental has the requisite corporate power and authority to enter into this agreement and to perform, or cause OCI 1, OCI 2, OCC and OxyChem (Canada) to perform, Occidental's obligations under this agreement. The execution and delivery of this agreement by Occidental have been duly authorized by the board of directors (directly or by a duly authorized committee of the board of directors) and/or, if applicable, the shareholders of Occidental, OCI 1, OCI 2, OCC and OxyChem (Canada) and no other corporate proceedings on the part of Occidental, OCI 1, OCI 2, OCC or OxyChem (Canada) are necessary to authorize this agreement and the transactions contemplated hereby. This agreement has been duly executed and delivered by Occidental and constitutes a legal, valid and binding obligation of Occidental, enforceable by Teachers' and CanOxy against Occidental in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally. The execution and delivery by Occidental of this agreement and the performance by it (and OCI 1, OCI 2, OCC and OxyChem (Canada)) of its obligations hereunder will not result in a violation or breach of any provision of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of or under,

            (i) the constitutional documents (including articles or other organizational documents or by-laws) of Occidental, OCI 1, OCI 2, OCC or OxyChem (Canada);

            (ii)   any applicable Law; or

            (iii) any agreement, arrangement or understanding to which Occidental, OCI 1, OCI 2, OCC or OxyChem (Canada) is a party or by which any of them or their properties is bound or affected.

    (c) Ownership of Purchased Shares. As at the date hereof, OCI 1 and OCI 2 are the legal and beneficial owners of the Teachers' Purchased Shares and the CanOxy Purchased Shares, free and clear of any liens, charges, encumbrances or rights of others (other than the rights of Teachers' and CanOxy under this agreement). OCI 1 and OCI 2 are wholly-owned subsidiaries of Occidental. There is no contract, option or other right of another Person binding upon or which at any time in the future may become binding upon Occidental, OCI 1 or OCI 2 in relation to the Teachers' Purchased Shares or the CanOxy Purchased Shares (other than the rights of Teachers' and CanOxy under this agreement).

    (d) Ownership of Partnership Interests. OCC is the legal and beneficial owner of a 15% general partnership interest in CXY Chemicals U.S.A., and OxyChem (Canada) is the legal and beneficial owner of a 15% limited partnership interest in CXY Chemicals Canada Limited Partnership, in each case, free and clear of any liens, charges, encumbrances or rights of others (other than the rights of CanOxy under this agreement). There is no contract, option or other right of another Person binding upon or which at any time in the future may become binding upon Occidental or OCC in relation to the interest in CXY Chemicals U.S.A., or Occidental or OxyChem (Canada) in relation to the interest in CXY Chemicals Canada Limited Partnership (other than the interest of CanOxy under this agreement).

    (e) Disclosure. Occidental has no reason to believe that, as of their respective dates, any of the CanOxy Disclosure Documents (including all exhibits and schedules to these documents and documents incorporated by reference) contained any untrue statement of fact or omitted to state any fact, in either case, material to CanOxy and which was required to be stated therein or was necessary in order to make the statements contained therein with respect to CanOxy, in light of the circumstances under which they were made, not misleading, or that any of those documents was not in compliance in all respects material to CanOxy with applicable Laws. Occidental has no knowledge of any other material adverse information with respect to the current and prospective business operations of CanOxy that has not been generally disclosed.

C.       Representations and Warranties of Teachers'.

         Teachers' represents and warrants to Occidental and CanOxy that:

    (a) Organization and Qualification. Teachers' is a corporation validly existing under the Teachers' Pension Act (Ontario) and has full power and authority to own its assets and conduct its businesses as currently owned and conducted.

    (b) Authority Relative to this Agreement. Teachers' has the requisite power and authority to enter into this agreement and to perform its obligations under this agreement. The execution and delivery of this agreement by Teachers' and the completion by Teachers' of the transactions contemplated by this agreement have been duly authorized by the Teachers' Pension Plan Board and no other proceedings on the part of Teachers' are necessary to authorize this agreement and the transactions contemplated hereby. This agreement has been duly executed and delivered by Teachers' and constitutes a legal, valid and binding obligation of Teachers', enforceable by CanOxy and Occidental against Teachers' in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally. The execution and delivery by Teachers' of this agreement and the performance by it of its obligations hereunder will not result in a violation or breach of any provision of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of or under:

            (i) its constitutional documents (including articles or other organizational documents or by-laws);

            (ii)   any applicable Law; or

            (iii) any agreement, arrangement or understanding by which it is a party or by which it is bound or affected.

    (c) Shareholdings. Teachers' beneficially owns (within the meaning of Part XX of the Securities Act (Ontario)) only 2,234,798 common shares of CanOxy (excluding the Teachers' Purchased Shares and 1,500 common shares that are subject to an option in favour of Teachers').

    (d) Purchaser Experience. Teachers' is an institutional investor and has such knowledge and experience in financial and business matters as to be capable of evaluating independently the merits, risks and suitability of entering into this agreement and purchasing the Teachers' Purchased Shares. Teachers' has made an independent investigation into the business and financial condition of CanOxy, and, other than the representations and warranties expressly provided in this agreement, has not relied, and will not hereafter rely, on Occidental or any of its affiliates (other than CanOxy and CanOxy's officers, directors, employees, representatives and agents), controlling persons, officers, directors, employees, representatives or agents (collectively, "Representatives") with respect to such matters or to update Teachers' with respect to such matters.

    (e) Representatives. One or more of the Representatives are members of the Board of Directors of CanOxy. Occidental and such Representatives may have received, or may in the future receive, material non-public information regarding CanOxy and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects, which Occidental and such Representatives are not permitted to disclose. Teachers' acknowledges and agrees that neither Occidental nor any of its Representatives have any obligation to disclose any such information to Teachers'. Teachers' waives and releases, to the fullest extent permitted by law, any and all claims, causes of action and remedies Teachers' has or may have against Occidental and its Representatives based upon, relating to or arising out of nondisclosure of such information. Provided that nothing in this ss.4.C(e) shall limit or qualify any representation or warranty given by Occidental to Teachers' in the agreement or affect any rights of Teachers' pursuant to this agreement or to take any action in respect of this agreement.

    (f) Restricted Securities. Teachers' acknowledges that if Occidental is an affiliate of CanOxy for the purposes of the U.S. Securities Act of 1933, as amended (the "Securities Act"), on the Closing Date, the Teachers' Purchased Shares are restricted securities under the Securities Act and the rules and regulations promulgated thereunder, and are being acquired from Occidental in a transaction not involving any public offering. Teachers' is acquiring the Teachers' Purchased Shares as principal, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the CanOxy Shares, other than resales contemplated by this agreement. Teachers' agrees not to resell the Teachers' Purchased Shares except pursuant to registration under the Securities Act or an applicable exemption therefrom (including Rule 144 and Regulation S).

D.       Survival of Representations, Warranties and Covenants.

         The representations, warranties, covenants and agreements of CanOxy, Occidental and Teachers' contained in this agreement shall merge upon, and shall not survive, the closing of the acquisitions contemplated in ss.2, except for:

    (a) the representations and warranties in ss.4.A(b), (c) and (e), ss.4.B(b), (c), (d) and (e) and ss.4.C(b), which shall survive indefinitely, and the representations and warranties in ss.4.A(d) and
         (f) and ss.4.C(d), (e) and (f) which shall survive for one year after the Closing; and

    (b) the covenants contained in ss.5.A and ss.6, which shall survive indefinitely.

5.       Implementation

A.       General.

         Each of CanOxy, Occidental and Teachers' shall use all reasonable efforts to satisfy each of the conditions precedent to be satisfied by it, as soon as practical and in any event before the Closing Date, and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable to permit the completion of the transactions contemplated in this agreement in accordance with this agreement, and applicable Law and to co-operate with each other in connection therewith, including using all reasonable efforts to effect or cause to be effected all necessary registrations and filings and submissions of information requested of it by Agencies, the failure of which to effect would prevent the completion of this agreement or could reasonably be expected to be materially adverse to CanOxy, Occidental or Teachers'.

B.       Access to Information.

         Until the Closing Date, CanOxy shall continue to afford to Teachers' and its representatives and its officers, employees and agents, access to the businesses, properties, assets, officers, employees, agents, books and records of CanOxy and its subsidiaries relevant to the transactions contemplated by this agreement in a manner consistent with the access afforded to Teachers' in the period between that date of the Confidentiality Agreement and the date of this agreement.

C.       Shareholder Meeting.

         CanOxy will duly call and hold a meeting of its shareholders for the purpose of obtaining the approval referred to in ss.3.A(b) as soon as practicable (and in any event not later than May 15, 2000) and in connection therewith the directors of CanOxy will recommend, and the management of CanOxy will solicit proxies in favour of, such approval.

6.       Ongoing Obligations

A.       Board of Directors.

         From the Closing Date, so long as Teachers' continuously holds (directly and indirectly) at least 10% of the outstanding common shares of CanOxy, Teachers' shall be allowed one board member's position on the CanOxy board. If, immediately after the time any person is to be elected or appointed as a director of CanOxy the person last nominated by Teachers' to serve as a member of the board would not be a director of CanOxy, at least 20 business days before the date of notice of the meeting at which a director is to be elected or appointed, CanOxy shall deliver to Teachers' a list of those directors who are proposed for election or appointment. Teachers' shall, in its sole discretion, have the right (by delivery of a written notice to CanOxy within 10 business days of receipt from CanOxy of the proposed list) to designate one individual to the list of persons to be nominated by CanOxy (or its management, as the case may be) to serve as a member of the board of directors of CanOxy upon completion of that process of election or appointment. CanOxy shall use all reasonable efforts (including naming that nominee in the slate of directors proposed in materials sent by CanOxy to its shareholders) to cause the nominee of Teachers' to be elected or appointed to the board of directors.

B.       Registration Rights.

         CanOxy shall afford Teachers' registration rights on the basis set out in Schedule "A" commencing on the Closing Date.

C.       Occidental Standstill.

         During the period of one year following the Closing Date, Occidental and its Affiliates (including any person or entity, directly or indirectly, through one or more intermediaries, controlled by or under common control with Occidental and any other person or entity formed or organized for the purpose of a transaction described below in which Occidental or its affiliates participate) shall not, without the prior written authorisation of Teachers':

    (a) acquire, agree to acquire, make any proposal to acquire or assist any person in acquiring, in any manner, any common shares of CanOxy or any securities convertible into or exchangeable for common shares of CanOxy in an amount that would require disclosure pursuant to Section 13d of the United States Securities Exchange Act of 1934, as amended; or

    (b) solicit proxies of CanOxy's shareholders, or form, join or in any way participate in a proxy group.

D.       Use of Name and Marks

         CanOxy agrees to: (a) use its commercially reasonable efforts to eliminate the name "Occidental" from its name and the names of its subsidiaries as promptly as practicable after the Closing Date; (b) cease using the "Occidental" and "Oxy" names and marks within eighteen months after the Closing; and (c) use the "Occidental" and "Oxy" names and marks during the period specified in ss.6.D(b) only in the manner in which they were used by CanOxy immediately prior to the Closing.

         CanOxy further agrees that all uses of the "Occidental" and "Oxy" names and marks by CanOxy shall be controlled by and inure to the benefit of Occidental and that Occidental shall retain sole and exclusive ownership rights in the names and marks.

7.       Termination and Amendment of Agreement

A.       Termination.

         The provisions of this agreement may be terminated at any time before the Closing:

    (a)  by agreement in writing executed by CanOxy, Occidental and Teachers';

    (b) by CanOxy, at any time after May 16, 2000, if the conditions provided in ss.3.A and B have not been satisfied on or before that date;

    (c) by Occidental, at any time after May 16, 2000, if the conditions provided in ss.3.A and C have not been satisfied on or before that time; and

    (d) by Teachers', at any time after May 16, 2000, if the conditions provided in ss.3.A and D have not been satisfied on or before that date.

B.       Amendment.

         This agreement and any rights under Schedule "A" may be amended only by written agreement of the parties at any time.

8.       Confidentiality and Public Disclosure

         Prior to the first public announcement of this agreement and the transactions that it contemplates, disclosure of this agreement, its terms and conditions and the transactions that it contemplates shall be made only:

    (a) with the approval of CanOxy, Occidental and Teachers', which approval shall not be withheld unreasonably, may be oral, and may be given on behalf of a party by its counsel;

    (b)  as required by any Law or Agency; or

    (c)  as may be necessary to implement this agreement.

9.       Ongoing Consulting

         The parties shall at all times consult with the others as to the timing and wording of press releases and other public disclosure of or relating to this agreement or the transactions that it contemplates; provided however that each of the parties acknowledges and agrees that no such consultation shall delay or otherwise restrict any other party's obligation under applicable Law to file this agreement and disclose its contents in filings with securities or other applicable regulatory authorities or stock exchanges.

10.      General

A.       Assignment.

         This agreement and any rights under Schedule "A" shall not be assignable by any party; provided this shall not in any way limit the rights of nominees of Teachers' under Schedule "A" as provided in that Schedule.

B.       Binding Effect.

         This agreement shall be binding upon and shall enure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

C.       Responsibility for Expenses.

         Except as otherwise expressly provided in this agreement, each party to this agreement shall pay its own expenses incurred in connection with this agreement and the completion of the transactions that it contemplates including, but not limited to, the fees and expenses of its legal and financial advisors, and any commission, fee or other remuneration payable by such party or any of its subsidiaries to any broker or agent who purports or may purport to act or have acted for such party or any of its subsidiaries in connection with the transactions contemplated in this agreement.

D.       Time.

         Time shall be of the essence of this agreement in each and every matter or thing herein provided.

E.       Notices.

         Any notice or other communications required or permitted to be given hereunder shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully):

              (i)  in the case of CanOxy, to the following address:

                            Canadian Occidental Petroleum Ltd.
                            635-8th Avenue S.W.
                            Calgary, Alberta  T2P 3Z1

                            Facsimile No.: (403) 234-6019
                            Attention:     Chief Financial Officer

              (ii) in the case of Occidental, to the following address:

                            Occidental Petroleum Corporation
                            10889 Wilshire Blvd.
                            Los Angeles, CA  90024

                            Facsimile No.: (310) 443-6379
                            Attention:     Dale R. Laurance


                            With a copy to: Occidental Petroleum Corporation

                            Facsimile No.: (310) 443-6737
                            Attention:     Linda S. Peterson

              (iii) in the case of Teachers', to the following address:

                            Ontario Teachers' Pension Plan Board
                            5650 Yonge Street, 5th Floor
                            Toronto, Ontario  M2M 4H5

                            Facsimile No.: (416) 730-5143
                            Attention:     Roy T. Graydon


or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this section, and if so given the same shall be deemed to have been received on the date of such delivery or sending.

F.       Governing Law.

         This agreement and the rights, obligations and relations of the parties shall be governed by and construed in accordance with the Laws of the Province of Alberta (but without giving effect to the conflict of laws rules thereof) and the Laws of Canada applicable therein. Each party hereto agrees that the courts of the Province of Alberta shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this agreement. Each party does irrevocably attorn to the jurisdiction of the courts of the Province of Alberta.

G.       Currency.

         Except as expressly indicated otherwise, all sums of money referred to in this agreement are expressed and shall be paid in Canadian dollars.

H.       Entire Agreement.

         With respect to the subject matter of this agreement, this agreement and the Confidentiality Agreement:

    (a)  set forth the entire agreement between the parties.

    (b) supersede all prior understandings and communications between the parties, oral or written.

I.       Counterparts.

         This agreement may be signed in any number of counterparts (by facsimile or otherwise), each of which shall be deemed to be original and all of which, when taken together, shall be deemed to constitute one and the same instrument. It shall not be necessary in making proof of this agreement to produce more than one counterpart.

J.       Waiver.

         The failure of either party to enforce at any time any of the provisions of this agreement or any of its rights in respect thereto or to insist upon strict adherence to any term of this agreement shall not be considered to be a waiver of such provision, right or term or in any way to affect the validity of this agreement or deprive the applicable party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. The exercise by either party of any of its rights provided by this agreement shall not preclude or prejudice such party from exercising any other right it may have under this agreement, irrespective of any previous action or proceeding taken by it hereunder. Any waiver by either party of the performance of any of the provisions of this agreement shall be effective only if in writing and signed by a duly authorized representative of such party.

K.       Severability.

         If any provision of this agreement is invalid or unenforceable, such provision shall be severed and the remainder of this agreement shall be unaffected thereby, but shall continue to be valid and enforceable to the fullest extent permitted by law.

L.       Waiver of Confidentiality Agreement.

         CanOxy and Teachers' hereby agree to waive ss.13 of the Confidentiality Agreement.



                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF the parties have hereunto duly executed this agreement on the date first above written.


                                      CANADIAN OCCIDENTAL PETROLEUM LTD.

                                        Per:  /s/ Charles W. Fischer
                                              -----------------------------
                                              Authorized Signatory


                                      OCCIDENTAL PETROLEUM CORPORATION

                                        Per:  /s/ Dr. Dale Laurance
                                              -----------------------------
                                              Authorized Signatory


                                      ONTARIO TEACHERS' PENSION PLAN BOARD

                                        Per:  /s/ Roy T. Graydon
                                              -----------------------------
                                              Authorized Signatory

                                   SCHEDULE A

                               REGISTRATION RIGHTS


1.       Certain Definitions

     In this Schedule "A", the following terms shall have the following meanings:

     "Canadian Prospectus" shall mean a prospectus prepared in accordance with applicable Canadian Securities Laws for the purposes of qualifying securities for distribution or distribution to the public, as the case may be, in any province or territory of Canada.

     "Canadian Securities Laws" shall mean the statutes and regulations applicable to the trading of securities in any province or territory of Canada including applicable rules, policy statements and blanket rulings and orders promulgated by Canadian securities regulatory authorities.

     "Commission" shall mean the United States Securities and Exchange
     Commission.

     "Common Shares" shall mean any common shares of CanOxy and any shares into which such common shares may be exchanged.

     "Long Demand Registration" shall mean a registration requested under ss.2.1 that, in order to be considered a Demand Registration, the applicable registration statement must have been declared effective and remain effective for not less than 90 days (or such shorter period as will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn by Teachers').

     "Person" shall mean any natural person, corporation, partnership, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

     "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the U.S. Securities Act and the declaration or ordering of the effectiveness of such registration statement. In addition, unless inconsistent with the context: (i) the term "registration" and any references to the act of registering include the qualification under Canadian Securities Laws of a Canadian Prospectus in respect of a distribution or distribution to the public, as the case may be, of securities; (ii) the term "registered" as applied to any securities includes a distribution or distribution to the public, as the case may be, of securities so qualified; (iii) the term "registration statement" includes a Canadian Prospectus; (iv) any references to a registration statement having become effective, or similar references, shall include a Canadian Prospectus for which a final receipt has been obtained from the relevant Canadian securities regulatory authorities; and (v) the provisions of this Schedule shall be applied, mutatis mutandis, to any proposed distribution of securities hereunder in any province or territory of Canada or to which the prospectus requirements under any of the Canadian Securities Laws shall otherwise apply.

     "Registrable Securities" shall mean all Common Shares held by Teachers' from time to time. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the applicable Securities Laws and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the U.S. Securities Act and in compliance with the requirements of Rule 144.

     "Securities Laws" means the U.S. Securities Act together with the Canadian Securities Laws.

     "Short Demand Registration" shall mean a registration requested under ss.
     2.1 that, in order to be considered a Demand Registration, the applicable registration statement must have been declared effective and remain effective for not less than 20 days (or such shorter period as will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn by Teachers').

     "U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. Registration Rights

2.1 Demand Registrations

     (a) Beginning 5 years after the Closing Date, and continuing so long as Teachers' continuously owns (directly or indirectly) at least 10% of the outstanding Common Shares, Teachers' shall have the right to require CanOxy to file a registration statement (other than a shelf registration statement) under the Securities Laws covering any of the Registrable Securities (but not more than one Long Demand Registration and one Short Demand Registration in any 12 month period) by delivering a written request to CanOxy specifying (i) whether the registration requested is a Long Demand Registration or a Short Demand Registration, and (ii) the number of Registrable Securities to be included in such registration by Teachers' and the intended method of distribution. All requests pursuant to thisss.2.1 are referred to as "Demand Registration Requests", and the registrations requested are referred to as "Demand Registrations".

     (b) CanOxy shall, as expeditiously as possible following a Demand Registration Request, use its best efforts to (i) effect such registration under the Securities Laws of the Registrable Securities which CanOxy has been so requested to register, for distribution in accordance with such intended method of distribution and (ii) if requested by Teachers', obtain as soon as is practicable, acceleration of the effective date of the registration statement relating to such registration.

     (c) The Demand Registration rights granted under this ss. 2.1 are subject to the following limitations:

          (i) CanOxy shall not be required to cause a registration pursuant to this ss. 2.1 to be declared effective within a period of 90 days after the last date of the "black out" or "lock-up" period provided by CanOxy in any underwriting agreement entered into in connection with the preceding registration statement of CanOxy filed pursuant to a Demand Registration Request;

          (ii) if the board of directors of CanOxy, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because (x) it would materially interfere with any material financing, acquisition, merger or other similar transaction involving CanOxy, or (y) CanOxy is in possession of material non-public information which, the board of directors of CanOxy, in its good faith judgment, determines (based on the advice of counsel) would be required to be disclosed in any such registration of Registrable Securities and that such disclosure would have a material adverse effect on CanOxy or its securityholders (both being a "Valid Business Reason"), (A) CanOxy may postpone filing a registration statement relating to a Demand Registration Request until such Valid Business Reason no longer exists, but in no event for more than 90 days, and (B) if a registration statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by CanOxy, CanOxy may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than 90 days (such period of postponement or withdrawal underss.2.1(c)(ii)(A) or (B), the "Postponement Period"); and CanOxy shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, that CanOxy shall not be permitted to postpone or withdraw a registration statement after the expiration of any Postponement Period until six months after the expiration of such Postponement Period.

          (iii) if CanOxy shall give any notice of postponement or withdrawal of any registration statement underss. 2.1(c)(ii)(A) or (B), CanOxy shall not, during the Postponement Period, register any of its Common Shares under any of the Securities Laws (other than a registration regarding a previously established employee benefit plan, employee stock option plan, employee flow through share purchase plan, dividend reinvestment plan or COPrS or a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect) or an equivalent Canadian Prospectus relating to the transaction that constitutes the Valid Business Reason). Upon receipt of any notice from CanOxy that CanOxy has determined to withdraw or postpone any registration statement pursuant toss. 2.1(c)(ii) above, Teachers' will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if CanOxy has determined to withdraw any registration statement and so directs Teachers', Teachers' will deliver to CanOxy (at CanOxy's expense) all copies, other than permanent file copies, then in Teachers' possession, of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If CanOxy shall have withdrawn or prematurely terminated a registration statement filed under thisss.2.1 (whether pursuant toss. 2.1(c) or as a result of any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court), CanOxy shall not be considered to have effected an effective Demand Registration for the purposes of this Schedule until CanOxy shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If CanOxy shall give any notice of withdrawal or postponement of a registration statement, CanOxy shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than 90 days after the date of the withdrawal or postponement), use its best efforts to effect the registration under the Securities Laws of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with thisss.2.1 (unless Teachers' shall have withdrawn such request, in which case CanOxy shall not be considered to have effected an effective registration for the purposes of this Schedule).

2.2 "Piggyback" Registrations

     (a) If CanOxy proposes to register any of its Common Shares under any of the Securities Laws (other than Common Shares registered solely in connection with a previously established employee benefit plan, employee stock option plan, employee flow through share purchase plan, dividend reinvestment plan, COPrS, take-over bid, tender offer, reorganization or merger or a Demand Registration underss.2.1 of this Schedule), so long as Teachers' has continuously since its acquisition of the Teachers' Purchased Shares owned (directly or indirectly) at least 5% of the outstanding Common Shares, CanOxy shall, subject toss.2.2(b) and (d) use its best efforts to cause all such Registrable Securities to be registered under the Securities Laws (with the securities that CanOxy at the time proposes to register) to permit the sale or other disposition by Teachers' (in accordance with the intended method of distribution) of the Registrable Securities to be so registered. No registration effected under thisss.2.2(a) shall relieve CanOxy of its obligations to effect Demand Registrations). All requests pursuant to thisss. 2.2 are referred to as "Piggyback Registration Requests", and the registrations requested are referred to as "Piggyback Registrations". If such registration refers to a "bought deal", CanOxy shall consult with Teachers' as soon as is practicable in advance of signing any agreement or commitment letter in respect thereof, and Teachers' shall respond consistent with the time periods typical for transactions of this nature.

     (b) At any time, CanOxy may determine for any reason not to register or to delay registration of such Common Shares. In such event, CanOxy shall give written notice of such determination to Teachers' and CanOxy's obligation to Teachers' to register any Registrable Securities in connection with such registration shall terminate or be delayed for the same period of delay, as the case may be (without prejudice to the rights of Teachers' under ss. 2.1).

     (c) Teachers' shall have the right to withdraw its Piggyback Registration Request for inclusion of its Registrable Securities in any registration statement pursuant to this ss. 2.2 by giving written notice to CanOxy of its request to withdraw; provided, however, that
          (i) such request to withdraw must be made in writing prior to the execution of the underwriting agreement (or such other similar agreement) with respect to such registration, and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, Teachers' shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

     (d) If any registration pursuant to this ss. 2.2 involves an underwritten offering and the lead managing underwriter advises CanOxy that, in its view, the number of securities requested to be included in that registration exceeds the number (the "Orderly Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to CanOxy, CanOxy shall include in that registration:

          (i) all Common Shares that CanOxy proposes to register for its own account; and

          (ii) that number of Registrable Securities (if any) that is equal to the excess of the Orderly Sale Number over the number of Common Shares that CanOxy proposes to register for its own account.

2.3 Registration Procedures

     If and when CanOxy is required by the provisions of this Schedule to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Laws, CanOxy shall, subject to applicable law, be required as expeditiously as possible to:

     (a) prepare and file with the Commission (including under applicable "blue sky" laws) and/or Canadian securities regulatory authorities, a registration statement, prospectus and amendments and supplements thereto on the appropriate form and in the appropriate languages of the Commission and/or Canadian securities regulatory authorities for the disposition of such Registrable Securities in accordance with the intended method of disposition and to use its best efforts to cause such registration statement to become effective under and pursuant to the applicable Securities Laws. For the purposes ofss.2.1 and 2.2, CanOxy shall not file any registration statement, prospectus or amendment or supplement thereto to which Teachers' or the underwriters of the offering (the "Underwriters"), if any, shall reasonably object;

     (b) (i) cooperate in all reasonable respects with Teachers' and with its respective directors, officers, employees, agents, counsel and advisers (the "Representatives of Teachers'") and with the Underwriters and their counsel in connection with each registration proposed to be effected pursuant to ss.s 2.1 and 2.2 of this Schedule;

          (ii) use its reasonable efforts to make available for consultation to Teachers', the Representatives of Teachers', and the Underwriters and their counsel, all such Persons (who are under the control or direction of CanOxy) as any thereof may reasonably request;

          (iii) provide (upon the terms of a confidentiality agreement containing confidentiality provisions (but specifically excluding any standstill provisions) substantially similar to those contained in the Confidentiality Agreement) information about CanOxy and its subsidiaries as may reasonably be requested to assist Teachers' and the Underwriters, if any, to conduct their due diligence investigations of CanOxy and its subsidiaries;

          (iv) participate in such "due diligence" sessions in connection with the Registration and in such "road show" presentations to potential investors as may reasonably be requested; and

          (v) make all such applications for and seek approval, relief or listing from the Commission, Canadian Securities Commissions (as applicable), the Toronto Stock Exchange (the "TSE"), or the American Stock Exchange (the "AMEX") (or such other stock exchange or quotation system upon which the Common Shares are listed or quoted for trading) as may reasonably be necessary or desirable in the opinions of Teachers' and CanOxy, acting reasonably, in connection with the registration;

     (c) promptly notify Teachers' and each managing underwriter, if any, of the existence of any fact of which CanOxy becomes aware which results in the registration statement, the prospectus related thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading, and CanOxy shall thereafter promptly prepare and file in accordance with the Securities Laws an amendment or supplement to such registration statement or prospectus which will correct such statement or omissions;

     (d) obtain an opinion from CanOxy's counsel and a "cold comfort" letter from CanOxy independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to the Underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the Underwriters, if any, and to Teachers' and furnish to Teachers' and to the Underwriters, if any, a copy of such opinion and letter addressed to Teachers' and the Underwriters;

     (e) use its best efforts to obtain the withdrawal of any orders suspending the effectiveness of the registration statement;

     (f) comply and continue with all applicable continuous disclosure rules and regulations of the Commission or any Canadian securities regulatory authority;

     (g) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

     (h) enter into such customary agreements (including, if applicable, an underwriting agreement), including customary representations, warranties and covenants and entering into provisions for indemnification and contribution, and take such other actions as Teachers' shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

     (i) deliver promptly to Teachers' and the Underwriters, if any, copies of all correspondence between the Commission, any Canadian securities regulatory authority and CanOxy, its counsel or auditors and all memoranda relating to discussions with the Commission and any Canadian securities regulatory authority and their respective staff with respect to the registration statement;

     (j) after the date of the applicable Demand Registration Request or Piggyback Registration Request and prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus relating thereto, provide copies of such document to counsel to Teachers' and to the Underwriters, if any, and make CanOxy's representatives reasonably available for discussion of such document; and

     (k) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities on a mutually agreed upon basis.

     In no event shall CanOxy be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this Schedule be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

     CanOxy may require as a condition precedent to the CanOxy's obligations under this ss. 2.3, that Teachers' furnish to CanOxy such information regarding Teachers' and the distribution of such securities as CanOxy may from time to time reasonably request, provided that such information shall be used only in connection with such registration.

     Teachers' agrees that upon receipt of any notice from CanOxy of the happening of any event of the kind described in ss. 2.3(c), Teachers' will discontinue Teachers' disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Teachers' receipt of the copies of a supplemented or amended prospectus and/or registration statement, if CanOxy continues to proceed with the offering.

     If any such registration statement or comparable statement under "blue sky" laws refers to Teachers' by name or otherwise as the holder of any securities of CanOxy, then Teachers' shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to Teachers', to the effect that the holding by Teachers' of such securities is not to be construed as a recommendation by Teachers' of the investment quality of CanOxy's securities covered thereby and that such holding does not imply that Teachers' will assist in meeting any future financial requirements of CanOxy, or (ii) in the event that such reference to Teachers' by name or otherwise is not in the judgment of CanOxy, as advised by counsel, required by applicable law, the deletion of the reference to Teachers'.

2.4 Registration Expenses

     Subject to applicable Law, all expenses with respect to any registration pursuant to ss. 2.1 or 2.2 of this Schedule, whether or not such Registration becomes effective, other than fees, commissions and expenses payable to Underwriters, if any, pursuant to any Demand Registration or Teachers' pro rata share of the fees, commissions and expenses payable to Underwriters pursuant to any Piggyback Registration which shall be paid by Teachers', shall be paid by CanOxy.

2.5 Limitations on Sale or Distribution of Other Securities

     CanOxy hereby agrees that, if it shall previously have received a request for registration pursuant to ss. 2.1 or ss. 2.2 of this Schedule, and if such previous registration shall not have been withdrawn or abandoned, in the case of ss. 2.1 at the request of Teachers', CanOxy shall not sell, transfer, or otherwise dispose of any Common Shares, or any other equity security of CanOxy or any security convertible into or exchangeable or exercisable for any equity security of CanOxy (other than in connection with a registration regarding a previously established employee benefit plan, employee stock option plan, employee flow through share purchase plan, dividend reinvestment plan or COPrS or a take-over bid, tender offer, merger or other acquisition) until the later of (i) 90 days in the case of a Long Demand Registration or 20 days in the case of a Short Demand Registration or in either case, such shorter period as will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn by Teachers', and (ii) if such registration relates to an underwritten offering, such period as the Underwriters shall require, it being acknowledged and agreed that Teachers' shall not object if CanOxy desires to make submissions to such Underwriters as to the appropriate length of such period; and CanOxy shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

2.6 No Required Sale

     Nothing in this Schedule shall be deemed to create an independent obligation on the part of Teachers' to sell any Registrable Securities pursuant to any effective registration statement.

3. Underwritten Offerings

3.1 Requested Underwritten Offerings

     If requested by the Underwriters for any underwritten offering by Teachers' pursuant to a registration requested under ss. 2.1 of this Schedule, CanOxy shall enter into a customary underwriting agreement with the Underwriters. Such underwriting agreement shall be reasonably satisfactory in form and substance to Teachers' and CanOxy and shall contain such representations and warranties by, and such other agreements on the part of, CanOxy and such other terms as are generally prevailing in agreements of that type, having due regard for the form and extent of the offering then contemplated, including, without limitation, customary indemnities and contribution agreements.

4. General

4.1 Nominees for Beneficial Owners

     If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such Registrable Securities for purposes of any request or other action by Teachers' pursuant to this Schedule; provided however, that CanOxy shall have received written assurances reasonably satisfactory to it of such beneficial ownership.

4.2 No Inconsistent Agreements

     CanOxy will not on or after the date of this agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted in this Schedule or otherwise conflicts with the provisions of this Schedule, other than any lock-up agreement with the Underwriters in connection with any registered offering effected hereunder, pursuant to which CanOxy shall agree not to register for sale, and CanOxy shall agree not to sell or otherwise dispose of, Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares for a period of not more than 90 days following such registered offering.

4.3 Rule 144

     CanOxy covenants that (a) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the U.S. Securities Act or the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") (including, without limitation, the reports under ss.s 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the U.S. Securities Act), and (b) will take such further action as Teachers' may reasonably request, all to the extent required from time to time to enable Teachers' to sell Registrable Securities without registration under the U.S. Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the U.S. Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Teachers', CanOxy will deliver to Teachers' a written statement as to whether it has complied with such requirements.

4.4 Notice of Shareholding

     Teachers' covenants that it will notify CanOxy promptly after Teachers' determines that the number of Common Shares then held by it constitutes less than 10% or 5% of the outstanding Common Shares. For this purpose, Teachers' can rely on the number of outstanding Common Shares stated in CanOxy's most recently filed Form 10-K or 10-Q (or equivalent form then in effect) or on any more current number of outstanding Common Shares provided by CanOxy to Teachers' in writing; provided that the inadvertent failure by Teachers' to comply with the first sentence of this ss. 4.4 shall not affect any right Teachers' may have under ss. 2.2.